UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 15, 2009 (Date of earliest event reported)

Milacron Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08485	31-1062125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4165 Half Acre Road, Batavia, Ohio		45103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 536-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 7.01  Regulation FD

On May 21, 2009, the Company filed with the Bankruptcy Court its monthly operating report for April 2009 (the “Monthly Operating Report”).  The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Monthly Operating Report is available on the internet website of the claims agent Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/.

Item 8.01  Other Events.

On May 15, 2009, the United States Bankruptcy Court for the Southern District of Ohio (the “Court”), which has jurisdiction over the reorganization proceedings for Milacron Inc. (the “Company”) and its affiliates under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Case”), entered  an order (the “Bid Procedures Order”), which, among other things, approves (i) the bid procedures that will govern the sale of the Company’s assets, and (ii) the break up fee, expense reimbursement and other bid protections in accordance with the terms of the purchase agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 7, 2009.  The foregoing description of the Bid Procedures Order is qualified in its entirety by the copy thereof being filed as Exhibit 99.2 hereto and which is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibit

(d) Exhibits

Exhibit No.

Description

99.1

Monthly Operating Report for March 2009, filed with the United States Bankruptcy Court for the Southern District of Ohio, Western Division.

99.2

Final Bid Procedures Order, dated May 15, 2009

Forward-Looking Statements

Any  forward-looking statements in this Form 8-K (including the exhibits) by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results, including the current ongoing credit crisis, deteriorating global economic conditions,  the potential adverse impact of its Chapter 11 cases on the Company’s operations and relationships with customers and suppliers and its ability to sell all or substantially all of its assets in connection with the Chapter 11 proceedings.  For further information please refer to the Cautionary Statement included in the Company’s most recent Form 10-Q on file with the Securities and Exchange Commission.  The Company disclaims any obligation to update such forward-looking statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

Date: May 21, 2009 By:	/s/John C. Francy
Name: John C. Francy
Title: Vice President-Finance, Chief Financial Officer and Treasurer